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                                                                   EXBIBIT 10.24


                                                                  EXECUTION COPY


         THIRD AMENDMENT, WAIVER AND CONSENT dated as of May 15, 1996 ("Amendment") to LOAN AND SECURITY AGREEMENT dated as of October 18, 1995 (as amended through the date hereof, the "Loan Agreement") among SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION, BCM ENGINEERS INC., a Pennsylvania corporation, BCM ENGINEERS INC., an Alabama corporation, RIEDEL ENVIRONMENTAL SERVICES INC., each of the Lenders which are or which may become parties to the Loan Agreement and CHEMICAL BANK, as Agent for the Lenders. Terms which are capitalized herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

         WHEREAS, pursuant to paragraph 14(l) of the Loan Agreement, Smith Environmental may not pay dividends on its Junior Securities, including the outstanding shares of non-voting preferred stock of Smith Environmental held by the ESOP (the "ESOP Stock"), unless all of the conditions precedent to any such payment, as set forth in sub-clause (I) following the proviso to clause (ii) of such paragraph 14(l), shall have occurred (such conditions, the "Compliance Conditions"); and

         WHEREAS, Smith Environmental has advised the Agent that (i) Smith Environmental has made dividend payments in cash to the ESOP, as holder of the ESOP Stock, in the aggregate amount of approximately $97,500 (such amount, the "ESOP Dividend") during the fiscal quarter ending in March, 1996, notwithstanding the fact that the Compliance Conditions did not occur at the time of such payment, (ii) Smith Environmental has redeemed shares of ESOP Stock during the month of April, 1996 and proposes to redeem additional shares of ESOP Stock during the month of May, 1996, notwithstanding the fact that any such redemption requires the prior written consent thereto of the Lenders, which consent has not heretofore been given and (iii) Smith Environmental and its Subsidiaries have failed to comply with certain financial covenants required to be maintained under paragraph 14(o) of the Loan Agreement for the measuring periods described therein; and

         WHEREAS, Smith Environmental has requested that the Agent and the Lenders (i) waive the fulfillment of the Compliance Conditions as a condition precedent to the payment of the ESOP Dividend and consent to the payment of the ESOP Dividend and to the redemption of certain of the shares of ESOP Stock and
(ii) waive as an Event of Default the failure of Smith Environmental and its Subsidiaries to comply with such financial covenants, and the Agent and each of the Lenders have so agreed, upon the terms and subject to the conditions set forth in this Amendment;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the amendment of certain terms and provisions of the Agreement, the payment of the fee described in Section 6(g) hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:
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         1.      Waiver of Compliance Conditions; Consent.  Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of the date hereof, each of the Lenders and the Agent waives as a condition precedent to the payment of the ESOP Dividend Smith Environmental's fulfillment of the Compliance Conditions and each of the Lenders and the Agent consents to the payment in cash to the ESOP of the ESOP Dividend for the fiscal quarter ending in March, 1996.

         2. Redemption of ESOP Stock; Waiver and Consent. Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of the date hereof, each of the Lenders and the Agent consents to the redemption of up to $281,191.49, in the aggregate, of ESOP Stock, provided that (a) not more than $122,667.28 of the cost of such redemption is paid for in cash, (b) such cash payment or payments are made not later than May 31, 1996, (c) the debt securities issued in connection with such redemption, by their terms, provide for the payment of interest quarterly at the per annum rate of 5% and for the level amortization of principal annually over a five-year period, commencing 365 days from the date of issuance thereof, and (d) the original principal amount of such debt securities, in the aggregate, does not exceed $158,524.21.

         3. Waiver of Financial Covenants. Upon the fulfillment of the conditions set forth in Section 6, hereof, effective as of the date hereof, each of the Lenders and the Agent waives the following financial covenant violations as an Event of Default, such waiver to be effective only for the period ending on the last day of the fiscal quarter ending in March, 1996, except for the waiver set forth in clause (b) below, which waiver shall be effective for the period ending on June 29, 1996:

                 (a) the failure of Smith Environmental and its Subsidiaries, on a consolidated basis, to have a Net Loss of no greater than $100,000 for each of the fiscal quarters ending in December, 1995 and March, 1996, as required under paragraph 14(o)(i);

                 (b) the failure of Smith Environmental and its Subsidiaries, on a consolidated basis, to maintain a Tangible Net Worth of not less than (i) $5,800,000 at all times during the period from December 31, 1995 through March 30, 1996 and
                 (ii) $6,400,000 at all times during the period from March 31, 1996 through June 29, 1996, as required under paragraph 4(o)(ii), provided that the actual Tangible Net Worth of Smith Environmental and its Subsidiaries, on a consolidated basis, is not less than (x) $4,900,000 at all times during the period from April 1, 1996 through May 30, 1996, (y) $5,500,000 at all times during the period from May 31, 1996 through June 28, 1996 and (z) $5,800,000 on June 29, 1996;

                 (c) the failure of Smith Environmental and its Subsidiaries, on a consolidated basis, to maintain an interest coverage ratio as of the end of the two fiscal quarters ending in March, 1996 of not less than 2.00 to 1.00, as required under paragraph 14(o)(iii);





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                 (d)      the failure of Smith Environmental and its
                 Subsidiaries, on a consolidated basis, to maintain a debt service coverage ratio as of the end of the two fiscal quarters ending in March, 1996 of not less than .85 to 1.00, as required under paragraph 14(o)(v); and

                 (e) the failure of Smith Environmental and its Subsidiaries, on a consolidated basis, as of the two fiscal quarters ending in March, 1996, to have an amount of Funded Indebtedness of not greater than 14 times FFO minus Capital Expenditures, as required under paragraph 14(o)(vii).

         4. Amendment. Upon the fulfillment of the conditions set forth in Section 6 hereof, effective as of the date hereof (except with respect to the amendment of paragraph 14(a) of the Loan Agreement as set forth in Section 4(e) below, which amendment shall be effective as of March 30, 1996), the Loan Agreement is hereby amended as follows:

                 (a) Paragraph 3. Term Loans. Paragraph 3(c) is deleted in its entirety and the following is substituted in lieu thereof (it being understood that paragraphs 3(c)(i) and (ii) shall continue without modification or amendment):

                                  "(c)    If any Borrower, any other Account
                          Owner or BCM-Parent sells any Equipment, or any real property subject to a Mortgage, Smith Environmental shall cause such Borrower, Account Owner or BCM-Parent, as the case may be, to pay to the Agent, unless otherwise specifically provided herein or otherwise agreed to by the Majority Lenders, as and when received by such Borrower, such Account Owner, or BCM-Parent, as the case may be, as a mandatory prepayment of the Term Loans, to be applied pro rata against the scheduled installments of principal of the Term Loans, in the inverse order thereof, a sum equal to the proceeds received from such sale by such Borrower, such Account Owner, or BCM-Parent, as the case may be, provided, that if such Borrower, such Account Owner, or BCM-Parent sells, transfers or otherwise disposes of any Equipment which has no "Appraised Value," as hereinafter defined, Smith Environmental shall cause such Borrower, such Account Owner, or BCM- Parent, as the case may be, to pay to the Agent all of the cash proceeds received from such sale, transfer or other disposition, twenty-five percent (25%) of which proceeds shall be applied against the outstanding Revolving Loans and seventy-five percent (75%) of which proceeds shall be applied pro rataagainst the scheduled installments of principal of the Term Loans, in the inverse order thereof, where "Appraised Value" shall mean the orderly liquidation value, if any, ascribed to Equipment of





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                          the Borrowers, BCM, such Account Owner, or
                          BCM-Parent, pursuant to the Accuval Associates Incorporated and MB Valuation Company valuation analyses performed for the Agent and provided further that without the Agent's consent, unless and until an Event of Default has occurred and is continuing:"

                 (b) Paragraph 5. Interest, Fees and Charges. Paragraph 5(b) is deleted in its entirety and the following is substituted in lieu thereof:

                          "(b)    Determination of Applicable Margin.  The
                 Applicable Margin shall mean (i) at all times prior to May 15, 1996, 1.50% in the case of ABR Revolving Loans, 3.25% in the case of Eurodollar Revolving Loans, 1.75% in the case of ABR Term Loans and 3.50% in the case of Eurodollar Term Loans, and
                 (ii) on and after May 15, 1996, 2.00% in the case of ABR Revolving Loans, 3.75% in the case of Eurodollar Revolving Loans, 2.25% in the case of ABR Term Loans and 4.00% in the case of Eurodollar Term Loans, provided, however, that if the Leverage Ratio for the Borrowers' fiscal year ending September 30, 1996 is less than 3.00 to 1.00, as reflected in the annual certified financial statements of Smith Environmental and its Subsidiaries, on a consolidated basis, for such period, and as certified pursuant to a Leverage Ratio Certificate delivered in connection therewith, then, commencing on the first day of the month following the date of delivery to the Lenders and the Agent of such financial statements and such Leverage Ratio Certificate, so long as no Event of Default has occurred and is then continuing, the Applicable Margin shall mean 1.75% in the case of ABR Revolving Loans, 3.50% in the case of Eurodollar Revolving Loans, 2.00% in the case of ABR Term Loans and 3.75% in the case of Eurodollar Term Loans, provided, further, that if for any period of four (4) consecutive fiscal quarters ending after September 30, 1996, the Leverage Ratio equals or exceeds 3.00 to 1.00, as certified pursuant to a Leverage Ratio Certificate delivered in connection with the internally prepared monthly financial statements of Smith Environmental and its Subsidiaries, on a consolidated basis, for the last month of such period, then, commencing on the first day of the month following the date of delivery to the Lenders and the Agent of such financial statements and such Leverage Ratio Certificate, until such time, if any, as the Leverage Ratio for any period of four (4) consecutive fiscal quarters is again less than 3.00 to 1.00 (as certified in the manner hereinabove described) the Applicable Margin shall revert back to, and shall mean, 2.00% in the case of ABR Revolving Loans, 3.75% in the case of Eurodollar Revolving Loans, 2.25% in the





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                 case of ABR Term Loans and 4.00% in the case of Eurodollar
                 Term Loans, provided, in addition, that irrespective of the Leverage Ratio for any measuring period, the Applicable Margin in the case of both ABR Revolving Loans and Eurodollar Revolving Loans (but not ABR Term Loans or Eurodollar Term Loans) otherwise in effect shall be reduced by one half of one percent ( 1/2 of 1%) for any period commencing at the beginning of a fiscal quarter (the "reduction date") and ending on the sooner of (i) the date an Event of Default shall have occurred and (ii) the date on which the Lenders shall have made a Revolving Loan based on any Eligible Unbilled Accounts, so long as no Event of Default shall have occurred and then be continuing on the reduction date, if no portion of the Revolving Loans outstanding at any time during the fiscal quarter immediately preceding the reduction date shall have been based on any Eligible Unbilled Accounts."

                 (c) Paragraph 6. Loan Administration. Paragraph 6(e) is deleted in its entirety and the following is substituted in lieu thereof:

                          "(e) Limitation on Eurodollar Loans.  Notwithstanding
                 anything to the contrary contained herein, at all times on and after May 15, 1996 (i) each Eurodollar Loan made on and after such date shall be for an Interest Period consisting of one month only and (ii) the Interest Period with respect to all outstanding Eurodollar Loans made on and after May 15, 1996 as of any date of determination shall end on the same day."

                 (d) Paragraph 11. Schedules and Reports. Paragraph 11(b) is amended by (i) deleting the word "and" at the end of clause (iv) thereof and substituting a semi-colon in lieu thereof and (ii) deleting the period at the end of clause (v) thereof and substituting the following in lieu thereof:

                 ", (vi) a schedule of all Equipment and real property sold during the previous month, all cash received during the previous month in payment of past due Accounts, and all cash due and unpaid as of the end of the previous month and which is not payable in connection with an Account, (vii) a report of the outstanding work orders and work backlog, as of the end of the previous month, of each Borrower and Account Owner,
                 (viii) a backup report in reasonable detail of the Unbilled Accounts of such Account Owner outstanding as of the end of the previous month and (ix) a report in reasonable detail of
                 (A) all requests which Smith Environmental or any other Borrower shall have received during the prior month for the redemption, exchange or conversion of any shares of non-voting preferred stock of Smith Environmental held by the ESOP





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                 and (B) any such shares which by their terms will become
                 during the following three-month period redeemable, exchangeable or convertible, in each case together with a schedule setting forth in reasonable detail the terms of payment of all such shares."

                 (e) Paragraph 14. Covenants. Paragraph 14(a) is amended by deleting the date "March 31, 1996" and by substituting therefor the date "September 30, 1996".

         5. Representations and Warranties. In order to induce the Lenders and the Agent to enter into this Amendment, Smith Environmental and each other Borrower makes the following representations and warranties in favor of each of the Lenders and the Agent (which representations and warranties shall survive the execution and delivery of this Amendment) as of the date hereof:

                 (a) Smith Environmental and each other Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment, and the instruments, agreements, documents and transactions contemplated hereby, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                 (b) No consent of any Person (including, without limitation, shareholders or creditors of Smith Environmental, as the case may
be) other than the Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, and the instruments, agreements, documents and transactions contemplated hereby;

                 (c) This Amendment has been duly executed and delivered on behalf of Smith Environmental and each other Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Smith Environmental and each such Borrower, enforceable in accordance with its terms;

                 (d) Neither Smith Environmental nor any other Borrower is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will (i) violate any law or regulation, (ii) result in or cause a violation by Smith Environmental or by any other Borrower of any order or decree of any court or government instrumentality, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Smith Environmental or any other Borrower is a party or by which it may be bound,
(iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Smith Environmental or of any other Borrower, except in favor of the Agent for the benefit of the Lenders, to secure the Liabilities, or (v) violate any provision of the Articles or Certificate of Incorporation, By-Laws or any capital stock provisions of Smith Environmental or of any other Borrower;





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                 (e)      No Default or Event of Default has occurred and is
continuing, except for such Default and Event of Default as have been waived pursuant to this Amendment;

                 (f) Since the date of the Agent's receipt of Smith Environmental's consolidated and consolidating financial statements for the period ended ______________, no change or event has occurred which has had or is reasonably likely to have a Material Adverse Effect; and

                 (g) The recitals contained in this Amendment are true and correct in all respects.

         6. Conditions Precedent. This Amendment shall not become effective until all of the following conditions, the fulfillment of each of which is a condition precedent to the effectiveness of this Amendment, shall have occurred or shall have been waived in writing by the Agent and the Lenders.

                 (a) The Agent and each of the Lenders shall have received a fully executed counterpart or original of this Amendment, together with all schedules and exhibits hereto appropriately completed to the extent required.

                 (b) Upon the effectiveness of this Amendment, all representations and warranties set forth in the Loan Agreement (except for such inducing representations and warranties that were only required to be true and correct as of a prior date) shall be true and correct in all material respects on and as of the effective date hereof, and no Default or Event of Default shall have occurred and be continuing.

                 (c) No event or development shall have occurred since the date of delivery to the Lenders of the Borrowers' most recent financial statements which event or development has had or is reasonably likely to have a Material Adverse Effect.

                 (d) The Agent shall have received a certificate from Smith Environmental, executed by its Chief Executive Officer or other authorized officer, as to the accuracy and completeness of the representations and warranties contained in Section 5 hereof.

                 (e) All corporate and legal proceedings and all documents and instruments executed or delivered in connection with this Amendment shall be satisfactory in form and substance satisfactory to the Lenders and their counsel, and the Lenders and their counsel shall have received all information and copies of all documents which the Lenders and their counsel may have requested in connection herewith and the matters contemplated hereunder, such documents, when requested by them, to be certified by appropriate corporate authorities.

                 (f) The Lenders shall have received such further agreements, consents, instruments and documents as may be necessary or proper in the reasonable opinion of the Lenders, the Agent and their counsel to carry out the provisions and purposes of this Amendment.





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                 (g)      The Agent shall have received from Smith
Environmental, for the pro rata benefit of the Lenders a non-refundable fee, in cash, in the amount of $10,000. Smith Environmental hereof hereby authorizes the Agent to debit Smith Environmental's loan account by the amount of $10,000 in payment of such fee.

                 (h) The Agent shall have received from Smith Environmental a written undertaking pursuant to which Smith Environmental shall have agreed to pay to the Agent an administrative fee equal to $50,000 per annum, payable annually in advance on each yearly anniversary of the Closing Date, commencing with October 18, 1996.

                 (i) The Borrowers shall have entered into an agreement with CVC, the terms and conditions of which shall be satisfactory to the Agent, the Lenders and their counsel, which agreement shall provide for, among other things (i) the deferral of payment of, and the addition to the unpaid principal balance of the CVC Notes of, the two installments of interest on the CVC Notes scheduled to have been paid on May 21, 1995 and November 21, 1995, (ii) the deferral of payment of, and the addition to the unpaid principal balance of the CVC Notes and the CVC Bridge Notes of, the three installments of interest on the CVC Notes and the CVC Bridge Notes, respectively, scheduled to be paid on May 21, 1996, November 21, 1996 and May 21, 1997 and (iii) the waiver by CVC (or the current holders of the CVC Bridge Notes and CVC Notes, if applicable) of all defaults or events of default, if any, which have occurred and are continuing under the CVC Note Purchase Agreement.

                 (j) The Agent shall have received from Smith Environmental a schedule setting forth in reasonable detail the number of shares of ESOP Stock redeemed by Smith Environmental, as described in Section 2 of this Amendment, the dates on which such shares were or shall be redeemed, the value of such shares and the terms of payment of such redemption(s).

         7. Conditions Subsequent. Notwithstanding anything contained in this Amendment to the contrary, the waivers contained in Sections 1, 2 and 3 of this Amendment shall become automatically null and void and of no force or effect:

                 (a) on May 31, 1996 if the Agent shall not have received by such date a duly executed counterpart of a certain subordination agreement between the Agent and Bankers Leasing Association, Inc., the terms and conditions of which shall be satisfactory to the Agent; and

                 (b) on June 15, 1996 if the Agent and the Lenders shall not have received by such date updated disclosure schedules to the Agreement, which schedules shall set forth in reasonable detail all of the pertinent information requested thereon and which information shall be satisfactory in both form and substance to the Agent and the Lender.

         8.      General Provisions.

                 (a) Nothing contained in this Amendment shall be deemed to be a waiver of any Defaults or Events of Default other than those set forth in Sections 1, 2 and 3 hereof,





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whether or not the Agent or any of the Lenders shall have any knowledge thereof, nor shall anything contained in this Amendment be deemed to be a waiver of any future Default or Event of Default whatsoever, it being understood that the waivers contained herein shall only extend to the specific Defaults and Events of Default identified herein and then only throughout the periods specifically stated herein.

                 (b) Except as herein expressly amended, the Loan Agreement and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                 (c) All references in the Other Agreements to the Loan Agreement shall mean the Loan Agreement as waived and amended as of the effective date hereof, and as waived and amended hereby and as hereafter amended, supplemented or modified from time to time. From and after the date hereof, all references in the Loan Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Loan Agreement as waived and amended by this Amendment.

                 (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.

                 (e) This Amendment shall be governed and controlled by the laws of the State of New York without reference to its choice of law principles.

         IN WITNESS WHEREOF, each of the Borrowers, BCM-Alabama, the Lenders and the Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


SMITH ENVIRONMENTAL TECHNOLOGIES           RIEDEL ENVIRONMENTAL SERVICES INC.
CORPORATION

By:________________________________        By:________________________________
   (Title)                                    (Title)

BCM ENGINEERS INC.,                        CHEMICAL BANK, as a Lender and as
a Pennsylvania corporation                 Agent

By:________________________________        By:________________________________
   (Title)                                    (Title)

BCM ENGINEERS INC.,                        BTM CAPITAL CORPORATION, formerly
Alabama corporation                        known as BOT Financial Corporation

By:________________________________        By:_______________________________
   (Title)                                    (Title)




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